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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Torchmark Corporation:


We consent to incorporation by reference in the Registration Statement
No. 2-76912 on Form S-8 for the United Investors Management Company Savings and Investment Plan of our report dated February 4, 1994, relating to the consolidated balance sheet of Torchmark Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993 Annual Report on Form 10-K of
Torchmark Corporation.



                                       /s/ KPMG Peat Marwick

Birmingham, Alabama
March 23, 1994

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